As filed with the Securities and Exchange Commission on April 20, 2018

Registration No. 333-216799

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

HUMANIGEN, INC.
(Exact name of registrant as specified in its charter)
______________________

Delaware	2834	77-0557236
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1000 Marina Blvd., Suite 250
 Brisbane, California 94005-1878
(650) 243-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________

Cameron Durrant, M.D.
Chief Executive Officer
Humanigen, Inc.
1000 Marina Blvd., Suite 250
Brisbane, California 94005-1878
(650) 243-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________

Copy to:
Kevin L. Vold, Esq.
Polsinelli PC
1401 Eye Street, NW
Washington, DC 20005
 (202) 783-3300
______________________

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment No. 1 is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

On March 17, 2017, Humanigen, Inc. (then known as KaloBios Pharmaceuticals, Inc.), a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (Registration No. 333-216799) (as amended, the “Registration Statement”), which was declared effective on July 14, 2017. The Registration Statement registered the resale by the selling stockholders named therein of 7,347,035 shares of the Company’s common stock, par value $0.001, which consisted of (i) 7,147,035 shares of common stock; and (ii) 200,000 shares of common stock issuable upon the exercise of a common stock purchase warrant.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all securities that have not been sold pursuant to the Registration Statement as of the date hereof. Accordingly, as of the effective date hereof, the Company hereby terminates the effectiveness of the Registration Statement and deregisters all securities that remain unsold by the selling stockholders thereunder as of such termination date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brisbane, State of California on April 20, 2018.

HUMANIGEN, INC.

By:	/s/ Cameron Durrant, M.D., MBA
Cameron Durrant, M.D., MBA
Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Cameron Durrant, M.D., MBA	Chief Executive Officer and Chairman of the Board of Directors	April 20, 2018
Cameron Durrant, M.D., MBA	(Principal Executive Officer)

/s/ Greg Jester	Chief Financial Officer	April 20, 2018
Greg Jester	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald Barliant	Director	April 20, 2018
Ronald Barliant

/s/ Rainer Boehm	Director	April 20, 2018
Rainer Boehm

/s/ Timothy Morris	Director	April 20, 2018
Timothy Morris

/s/ Robert G. Savage	Director	April 20, 2018
Robert G. Savage